SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 5, 2008 (July 30, 2008)
Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan 48168
(Address of principal executive offices) (Zip Code)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c)     Effective July 30, 2008, the Board of Directors of Hayes Lemmerz International, Inc. (the “Company”) appointed Mark A. Brebberman, 47, Vice President and Chief Financial Officer. Mr. Brebberman most recently served with the Company as Corporate Controller since July 2007; as Controller, Operations from April 2004 to July 2007; and Controller, North American Wheel Group Business Unit from December 2001 to April 2004. In connection with Mr. Brebberman’s appointment as Vice President and Chief Financial Officer, he will be entitled to the following:
•	An annual base salary of $266,500, effective August 1, 2008.

•	An annual target bonus of 60% of his base salary earned on or after August 1, 2008 plus, for fiscal 2008 only, a target bonus of 40% of his base salary earned between February 1, 2008 and July 31, 2008.

•	A grant under the Company’s Long Term Incentive Plan of options to purchase 53,405 shares of the Company’s common stock with an exercise price of $2.36 (in addition to a grant of 14,169 options with an exercise price of $2.45 received in July 15, 2008 while serving as Corporate Controller), which options become exercisable in three equal installments on February 1, 2009, February 1, 2010 and February 1, 2011 (provided that if the number of shares subject to an option is not evenly divisible by three, the additional share or shares will be included in the first and, if applicable, third installments).

•	A grant under the Company’s Long Term Incentive Plan of 3,439 restricted stock units (in addition to a grant of 21,903 restricted stock units received on July 15, 2008 while serving as Corporate Controller), which restricted stock units will be converted into shares of common stock or the equivalent value in cash on February 1, 2011.

•	A grant under the Company’s Performance Cash Plan with a target award of $61,000. The actual amount of the award payable will be determined by the Company’s performance relative to target levels of return on invested capital for each performance period. The amount of the actual award will increase or decrease from the amount of the target award by 1% for each .02 percentage points that actual return on invested capital is greater or less than the established targets, subject to a maximum award of 200% of the target award. The award has two performance periods, one from February 1, 2008 through January 31, 2010 and one from February 1, 2008 through January 31, 2011. The target award for each performance period is equal to 50% of the target award set forth in the above table. If earned, the award will be paid out within 120 days following the end of each performance period.

•	An annual executive perquisite allowance of $35,000.
     A copy of the Company’s press release related to Mr. Brebberman’s appointment is being furnished as Exhibit 99.1 to this report.

ITEM 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: August 5, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Issued by Hayes Lemmerz International, Inc. on July 30, 2008.